Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-155736 on Form S-8 of Beacon Federal Bancorp, Inc. of our report dated March 29, 2011 which is incorporated by reference in the Annual Report on Form 10-K of Beacon Federal Bancorp, Inc. for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

New York, New York
March 29, 2011